Exhibit 99.1

Blackbaud, Inc. Announces Fourth Quarter and Full Year 2010 Results

Announces First Quarter 2011 Dividend

CHARLESTON, S.C. – February 7, 2011 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter ended December 31, 2010.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “The fourth quarter was a solid finish to a successful 2010. While our Blackbaud Index of Charitable Giving reports that overall giving remained flat year-over-year for the three months ended November 2010, Blackbaud’s year-over-year revenue growth, which started 2010 essentially flat, improved each quarter throughout the year and approached 10% as we exited the year. The company’s increased revenue growth was largely driven by improved execution and fundamentals in our two North American business units, driven by strong momentum associated with our expanding suite of subscription-based offerings, as well as the continued market reception for our Enterprise CRM solution.”

“We believe our end-market conditions are stable, with isolated pockets of improvement, but it remains uncertain how quickly an economic improvement would have a materially positive impact on the nonprofit sector,” added Chardon. “We remain optimistic about Blackbaud’s future. Our market leadership position in both offline and online fundraising, strong product roadmap and successful initiative to optimize competitive win rates have not only served us well in 2010 they position us for greater success when the macro environment does improve.”

Blackbaud reported total revenue of $87.0 million for the quarter ended December 31, 2010, an increase of approximately 10% compared to $79.0 million for the fourth quarter of 2009. Income from operations and net income, determined in accordance with GAAP, were $12.3 million and $8.5 million, respectively, compared with $13.3 million and $8.0 million, respectively, for the fourth quarter of 2009. Diluted earnings per share were $0.20 for the quarter ended December 31, 2010, compared with $0.18 in the same period last year.

Non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations and a one-time expense incurred in connection with a recent acquisition, was $19.0 million, representing a non-GAAP operating margin of approximately 21.8% and compared with $19.2 million in the same period last year.

Non-GAAP net income was $11.7 million for the quarter ended December 31, 2010, compared with $12.1 million in the same period last year. Non-GAAP diluted earnings per share were $0.27 for the quarter ended December 31, 2010, consistent with the same period last year and at the high-end of the company’s guidance.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the fourth quarter with $28.0 million in cash, compared to $26.3 million at the end of the previous quarter.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “During 2010, our subscription-based offerings remained our highest growth revenue source and they increased to approximately three and a half times the size of our license revenue. Moreover, the growth of our subscription bookings was substantially greater than our reported subscription revenue growth during 2010, which bodes well for improved subscription revenue growth in 2011. We believe that strong demand for our subscription-based offerings will be a primary driver to Blackbaud’s return to low-to-mid teens total revenue growth when the economic environment improves.”

Full Year 2010 Results

For the year ended December 31, 2010, Blackbaud reported total revenue of $327.1 million, an increase of 6% compared with 2009. GAAP income from operations and net income were $46.3 million and $29.8 million, respectively, for the full year 2010. This compares with GAAP income from operations of $45.8 million and net income of $28.4 million for the full year 2009. GAAP diluted earnings per share were $0.68 and $0.65 for the years ended December 31, 2010 and 2009, respectively.

For the year ended December 31, 2010, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $67.4 million, representing a non-GAAP operating margin of 20.6% and compares with $68.6 million for the full year 2009. Non-GAAP net income was $41.0 million for the year ended December 31, 2010, leading to non-GAAP diluted earnings per share of $0.93. This compares with non-GAAP net income of $41.8 million and diluted earnings per share of $0.96 for the full year 2009. The company generated cash from operations of $55.9 million in 2010.

First Quarter 2011 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a cash dividend of $0.48 for 2011, an increase from $0.44 paid in 2010. The Board also declared a first quarter dividend of $0.12 per share payable on March 15, 2011, to stockholders of record on February 28, 2011. Additionally, as of December 31, 2010, the amount remaining under the Company’s share repurchase program, which became effective on August 1, 2010, was $50.0 million.

Conference Call Details

Blackbaud will host a conference call today, February 7, 2011, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-719-9799 (domestic) or 719-325-4904 (international). A replay of this conference call will be available through February 14, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 7154085. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 24,000 organizations — including The American Red Cross, Cancer Research UK, Earthjustice, International Fund for Animal Welfare, Lincoln Center, The Salvation Army, The Taft School, Tulsa Community Foundation, Ursinus College, the WGBH Educational Foundation, and Yale University — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, costs associated with amortization of intangibles arising from business combinations and one-time write-offs or expenses incurred in connection with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE:   Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$27,974	$22,769
Donor restricted cash	16,359	12,874
Accounts receivable, net of allowance of $2,687 and $3,559 at December 31, 2010 and December 31, 2009, respectively	59,804	50,220
Prepaid expenses and other current assets	33,847	18,155
Deferred tax asset, current portion	5,164	5,728

Total current assets	143,148	109,746
Property and equipment, net	22,963	22,507
Deferred tax asset	44,639	55,570
Goodwill	76,247	73,919
Intangible assets, net	38,515	42,019
Other assets	2,579	468

Total assets	$328,091	$304,229

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$9,883	$10,683
Accrued expenses and other current liabilities	28,322	25,974
Donations payable	16,359	12,874
Debt, current portion	-	1,288
Deferred revenue	141,149	129,412

Total current liabilities	195,713	180,231
Deferred revenue, noncurrent	6,900	6,172
Other noncurrent liabilities	2,419	1,720

Total liabilities	205,032	188,123

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 53,316,280 and 52,214,606 shares issued at December 31, 2010 and December 31, 2009, respectively	53	52
Additional paid-in capital	158,419	134,726
Treasury stock, at cost; 8,842,882 and 7,677,341 shares at December 31, 2010 and December 31, 2009, respectively	(161,186)	(134,382)
Accumulated other comprehensive loss	(512)	(201)
Retained earnings	126,285	115,911

Total stockholders’ equity	123,059	116,106

Total liabilities and stockholders’ equity	$328,091	$304,229

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except share and per share amounts)	2010	2009	2010	2009
Revenue
License fees	$6,510	$6,269	$23,719	$25,392
Services	24,618	21,422	89,585	87,834
Maintenance	31,592	29,902	124,562	116,476
Subscriptions	21,719	19,212	82,516	72,898
Other revenue	2,519	2,172	6,712	6,738

Total revenue	86,958	78,977	327,094	309,338

Cost of revenue
Cost of license fees	662	711	2,880	3,582
Cost of services	17,871	14,723	66,632	61,713
Cost of maintenance	6,086	5,286	24,091	21,364
Cost of subscriptions	8,317	6,943	31,109	28,183
Cost of other revenue	3,272	1,962	7,103	6,098

Total cost of revenue	36,208	29,625	131,815	120,940

Gross profit	50,750	49,352	195,279	188,398

Operating expenses
Sales and marketing	17,787	15,831	70,186	62,796
Research and development	11,132	11,511	45,527	45,662
General and administrative	9,272	8,508	32,471	33,380
Amortization	211	196	798	768

Total operating expenses	38,402	36,046	148,982	142,606

Income from operations	12,348	13,306	46,297	45,792
Interest income	20	506	84	637
Interest expense	96	(86)	(74)	(962)
Other income (expense), net	2	124	(127)	220

Income before provision for income taxes	12,466	13,850	46,180	45,687
Income tax provision	3,922	5,891	16,375	17,240

Net income	$8,544	$7,959	$29,805	$28,447

Earnings per share
Basic	$ 0.20	$ 0.18	$ 0.69	$ 0.67
Diluted	$ 0.20	$ 0.18	$ 0.68	$ 0.65

Common shares and equivalents outstanding
Basic weighted average shares	43,083,612	43,184,153	43,145,189	42,771,173
Diluted weighted average shares	43,776,108	44,057,338	43,876,155	43,600,048
Dividends per share	$ 0.11	$ 0.10	$ 0.44	$ 0.40

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Years ended December 31,
(in thousands)	2010	2009
Cash flows from operating activities
Net income	$29,805	$28,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,068	15,509
Provision for doubtful accounts and sales returns	2,773	3,458
Stock-based compensation expense	13,059	12,287
Excess tax benefits from stock based compensation	(2,629)	(2,405)
Deferred taxes	11,201	12,351
Other non-cash adjustments	(22)	116
Changes in Operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(13,051)	1,375
Prepaid expenses and other assets	(9,599)	2,122
Trade accounts payable	208	(312)
Accrued expenses and other current liabilities	(4,775)	612
Donor restricted cash	(3,446)	(511)
Donations payable	3,446	511
Deferred revenue	12,870	13,237

Net cash provided by operating activities	55,908	86,797

Cash flows from investing activities
Purchase of property and equipment	(10,760)	(5,534)
Purchase of net assets of acquired companies, net of cash acquired	(5,334)	(2,258)
Purchase of investment	(2,000)	-
Purchase of intangible assets	(130)	-

Net cash used in investing activities	(18,224)	(7,792)

Cash flows from financing activities
Proceeds from issuance of debt	4,000	-
Payments on debt	(5,175)	(60,049)
Payments on capital lease obligations	(164)	(384)
Purchase of treasury stock	(22,613)	-
Dividend payments to stockholders	(19,490)	(17,673)
Proceeds from exercise of stock options	8,065	2,509
Excess tax benefits from stock based compensation	2,629	2,405

Net cash used in financing activities	(32,748)	(73,192)

Effect of exchange rate on cash and cash equivalents	269	595

Net increase in cash and cash equivalents	5,205	6,408
Cash and cash equivalents, beginning of year	22,769	16,361

Cash and cash equivalents, end of year	$27,974	$22,769

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009

GAAP revenue	$86,958	$78,977	$327,094	$309,338

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	925	-	3,418

Non-GAAP revenue	$86,958	$79,902	$327,094	$312,756

GAAP gross profit	$50,750	$49,352	$195,279	$188,398

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	925	-	3,418
Add back: Stock-based compensation expense (see table below)	865	601	2,948	2,570
Add back: Amortization of intangibles from business combinations (see table below)	1,618	1,586	6,212	6,322

Total Non-GAAP adjustments	2,483	3,112	9,160	12,310

Non-GAAP gross profit	$53,233	$52,464	$204,439	$200,708

Non-GAAP gross margin	61%	66%	63%	64%

GAAP income from operations	$12,348	$13,306	$46,297	$45,792

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	925	-	3,418
Add back: Stock-based compensation expense (see table below)	3,819	3,225	13,059	12,287
Add back: Amortization of intangibles from business combinations (see table below)	1,829	1,782	7,010	7,090
Add back: Acquisition-related expense (see table below)	1,000	-	1,000	-

Total Non-GAAP adjustments	6,648	5,932	21,069	22,795

Non-GAAP income from operations	$18,996	$19,238	$67,366	$68,587

Non-GAAP operating margin	22%	24%	21%	22%

GAAP net income	$8,544	$7,959	$29,805	$28,447

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	6,648	5,932	21,069	22,795
Add back: Tax impact related to Non-GAAP adjustments	(3,532)	(1,826)	(9,851)	(9,469)

Non-GAAP net income	$11,660	$12,065	$41,023	$41,773

Shares used in computing Non-GAAP diluted earnings per share	43,776	44,057	43,876	43,600

Non-GAAP diluted earnings per share	$0.27	$0.27	$0.93	$0.96

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$512	$361	$1,742	$1,433
Cost of maintenance	240	206	814	750
Cost of subscriptions	113	34	392	387

Subtotal	865	601	2,948	2,570
Operating expenses
Sales and marketing	389	512	1,366	1,605
Research and development	714	829	2,844	2,944
General and administrative	1,851	1,283	5,901	5,168

Subtotal	2,954	2,624	10,111	9,717

Total stock-based compensation expense	$3,819	$3,225	$13,059	$12,287

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$141	$96	$466	$362
Cost of services	370	338	1,390	1,344
Cost of maintenance	310	326	1,223	1,302
Cost of subscriptions	778	807	3,058	3,239
Cost of other revenue	19	19	75	75

Subtotal	1,618	1,586	6,212	6,322

Operating expenses	211	196	798	768

Total amortization of intangibles from business combinations	$1,829	$1,782	$7,010	$7,090

Acquisition-related expense:
General and administrative	$1,000	$-	$1,000	$-

Total acquisition-related expense	$1,000	$-	$1,000	$-